Exhibit 4.8

          M.S. CARRIERS, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1.   PURPOSE

     The purpose of the M.S. Carriers, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is, by the means of stock options, to encourage ownership in M.S. Carriers, Inc. (the "Company") by non-employee directors of the Company whose continued services are considered essential to the Company's growth and progress and to provide non-employee directors with a further incentive to continue as directors of the Company.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the board of directors of the Company (the "Board").

     (b) Grants of options under the Plan and the amount and nature of such grants shall be automatic in accordance with Section 4 hereof.

     (c) All questions regarding the operation of the Plan shall be referred to the Board and all decisions of the Board shall be final and conclusive.

3.   PARTICIPATION IN THE PLAN

     Each non-employee member of the Board shall be a participant in the Plan. No person who is also an employee of the Company or one of its subsidiaries shall be a participant except with respect to any options received prior to becoming such an employee.

4.   STOCK OPTIONS

     (a) EXISTING NON-EMPLOYEE DIRECTORS. On the effective date of this Plan, each non-employee director currently serving the Company shall be granted an option to purchase 2500 shares of the Company's common stock, $.0l par value per share ("Common Stock").

     (b) NEW NON-EMPLOYEE DIRECTORS. Each non-employee director elected to the Board subsequent to the effective date of this Plan shall be granted on the first business day following his or her election to the Board, an option to purchase 2500 shares of the Company's Common Stock.

5.   DETERMINATION OF OPTION PRICE

     The option price of a share of Common Stock covered by each stock option shall be 100% of the fair market value of Common Stock on the date of grant of such stock option. Such fair market value shall be the average of the high and low selling prices of a share of Common Stock as reported by The Wall Street Journal on the date of grant of the stock option.
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6.   OPTION TERM

     The term within which each stock option is exercisable shall be ten years from the date of the grant of an option. While an optionee is a director of the Company and in the case of an optionee who ceases to be a director of the Company by reason of death or total disability, an option may be exercised prior to its expiration only by the optionee or, in the case of death, by the executor or administrator of optionee's estate or by a person who acquired the right to exercise such option by bequest or inheritance. All option privileges continue for one (1) year after death or total disability, but not after the expiration of the option term. Otherwise, an option may only be exercised within the thirty day period after an optionee ceases to be a director of the Company.

7.   VESTING OP OPTIONS

     The stock options granted hereunder shall vest and become exercisable, subject to the provisions of paragraph 8, in five (5) equal annual installments on the anniversary dates of the date of grant as follows:

          First anniversary date      -     500   shares
          Second anniversary date     -     500   additional shares
          Third anniversary date      -     500   additional shares
          Fourth anniversary date     -     500   additional shares
          Fifth anniversary date      -     500   additional shares
                                           ------------------------
                                           2500   total shares

Stock options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan, until the expiration of the term of the stock option as set forth in Paragraph 6.

8.   TERMINATION OF DIRECTORSHIP

     (a) If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all stock options previously granted to him shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he ceased to be a non-employee director to exercise any option or portion thereof which was exercisable on the date that the non-employee director ceased to be a director of the Company.

     (b) If a non-employee director dies during his directorship or ceases to be a director of the Company by reason of his total disability, as defined in section 105(a)(4) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), all options previously granted to the non-employee director shall immediately vest and become exercisable; provided, however, all options must be exercised by the non-employee director or his personal representative, heirs or legatees prior to the earlier of (i) one (1) year after the date on which the non-employee director dies or ceases to be a director of the Company, or (ii) the expiration of the term of the options.

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     (c) Notwithstanding anything contained in this Plan to the contrary, no stock option granted hereunder shall become exercisable prior to the expiration of a six-month period following the date that such option is deemed acquired by the non-employee director pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (The "1934 Act").

9.   OPTION AGREEMENTS

     Each stock option shall be evidenced by a written option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Board shall from time to time determine.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes in the Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combination or exchanges of shares and the like, the maximum number of shares of Common Stock subject to the Plan and the number of shares and option price per share of all stock subject to outstanding options shall be adjusted as necessary to maintain the proportionate interest of the optionees and preserve, without exceeding, the value of the options.

11.  TRANSFERABILITY OP OPTIONS

     Options under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by will or the laws of descent and distribution. A stock option may be exercised, during the lifetime of a non-employee director to whom such option was granted, only by such director.

12.  AMENDMENT AND TERMINATION

     The Board may at any time and from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may not amend the Plan without the approval of the Company's stockholders if such approval is required to comply with Rule 16b-3 under the 1934 Act or the Tennessee Business Corporation Act or any applicable rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange; and provided further, that the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. No such amendment, suspension or termination may, without the consent of a director to whom an option shall theretofore have been granted, adversely affect the rights of such directors under such option.

13.  COMMON STOCK RESERVED FOR PLAN

     Subject to adjustment under Section 10, the aggregate number of shares of Common Stock which may be issued under options and which shall be reserved for purposes of the Plan shall be 20,000. Authorized but unissued shares or treasury shares or both may be utilized for purposes of the Plan. Such number of reserved shares shall be reduced if and to the extent that treasury shares rather than authorized but unissued shares of Common Stock shall be utilized for purposes of the Plan. If any stock option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares under such option shall again become available for purposes of the Plan.

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14.  MANNER OF EXERCISE AND PAYMENT

     (a) Stock options shall be exercised by delivery of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised.

     (b) Payment for all shares shall be made in cash or with Common Stock or a combination of both delivered at the time that an option, or any part thereof, is exercised. No shares shall be issued until full payment thereof or has been made. Common Stock used as payment shall have been owned by the optionee not less than six months preceding the date the option is exercised and shall be valued at its fair market value on the date of payment.

15.  MISCELLANEOUS PROVISIONS

     (a) The grant of stock options under the Plan shall not confer upon any director any of the rights of a shareholder until exercise of the director's stock option and until the director shall have received a certificate or certificates therefor.

     (b) The grant of stock options under the Plan shall not be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's shareholders or to limit the Board's authority to remove any director.

16.  DURATION OF PLAN

     The Plan shall expire on the tenth anniversary of the earlier of approval of the Board or the stockholders of the Company unless earlier terminated, and no stock option shall be granted after expiration or termination but stock options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

17.  SECTION 16(B) COMPLIANCE

     It is the intention of the Company that the Plan shall comply in all respects with Rule l6-b3 under the 1934 Act and, if any Plan provision is later found not to be in compliance with Section 16 of the 1934 Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

18.  ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN

     The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board of Directors of the Company; provided, however, that the Plan and any grants of Options thereunder, shall be void, if the stockholders of the Company shall not have approved adoption of the Plan within twelve months after each effective date.

                                        Adopted By The Board of Directors
                                        By Resolution dated September 14, 1994

                                        /s/ M.J. Barrow
                                        ----------------------------------------
                                        M.J. Barrow, Secretary

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